Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in this Registration Statement of Akoustis Technologies, Inc. (the “Company”) on Post-Effective Amendment No. 1 to Form S-1 (File No. 333-218245) of our report dated September 19, 2017, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Akoustis Technologies, Inc. and Subsidiaries as of June 30, 2017 and 2016 and for the years then ended, and the inclusion of our report dated September 11, 2017, with respect to our audit of the special purpose combined financial statements of The Research Foundation for the State University of New York and Fuller Road Management Corporation as of June 26, 2017 and for the years ended June 30, 2016 and 2015, such reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum llp

Marcum llp

New York, NY

October 6, 2017